UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 LAMAR STREET, SUITE 650

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Gastar Exploration Ltd. (the “Company”) is filing a registration statement today on Form S-3, which incorporates by reference the contents of this Current Report on Form 8-K. Gastar Exploration USA, Inc., a wholly-owned subsidiary of the Company (“Gastar USA”), will be a co-registrant with the Company. The registration statement will register preferred stock of Gastar USA and guarantees of preferred stock by the Company. In connection with the filing of the registration statement on Form S-3, financial statements of both of the Company and Gastar USA will be required. The consolidated audited financial statements of each of the Company and Gastar USA, each as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009, and 2008 and the consolidated unaudited financial statements of each of the Company and Gastar USA, each as of March 31, 2011 and for the three months ended March 31, 2011 and 2010, are filed as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.

This report should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as well as its other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

23.1	Consent of BDO USA, LLP

23.2	Consent of BDO USA, LLP

99.1	Consolidated audited financial statements of each of the Company and Gastar USA, each as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009, and 2008

99.2	Consolidated unaudited financial statements of each of the Company and Gastar USA, each as of March 31, 2011 and for the three months ended March 31, 2011 and 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: May 26, 2011	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

23.1	Consent of BDO USA, LLP

23.2	Consent of BDO USA, LLP

99.1	Consolidated audited financial statements of each of the Company and Gastar USA, each as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009, and 2008

99.2	Consolidated unaudited financial statements of each of the Company and Gastar USA, each as of March 31, 2011 and for the three months ended March 31, 2011 and 2010